SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 16, 2003

                                 DAG MEDIA, INC.
             (Exact name of Registrant as specified in its charter)

          New York                  000-25991                   13-3474831
(State or other jurisdiction    (Commission File               (IRS Employer
      of incorporation)              Number)                 Identification No.)

                  125-10 Queens Boulevard Kew Gardens, NY 11415
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number, including area code (718) 261-2799

                                       N/A
          (Former name or former address, if changed since last report)

Item 4: Changes in Registrant's Certifying Accountant

      On July 16, 2003, the Registrant engaged Goldstein Golub Kessler LLP as its new independent accountants and dismissed Grant Thornton LLP. The reports of Grant Thornton LLP for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant's financial reports for the year ended December 31, 2001 were audited by Arthur Andersen LLP. On June 11, 2002 the Registrant dismissed Arthur Andersen LLP and filed a Current Report, on Form 8-K, with respect to such dismissal.

      The decision to change accountants was recommended and approved by the audit committee of the Registrant's board of directors.

      During 2002 and during the period from January 1, 2003 to July 16, 2003, there were no disagreements with Grant Thornton LLP on accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with their report.

      Also, during the two most recent fiscal years and the subsequent interim period preceding the engagement of Goldstein Golub Kessler LLP, neither the Registrant, nor anyone on its behalf, has consulted Goldstein Golub Kessler LLP regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Registrant that Goldstein Golub Kessler LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-B).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              DAG MEDIA, INC.


                                              By:  /s/ Yael Shimor-Golan
                                                   -----------------------------
                                                   Yael Shimor-Golan
                                                   Chief Financial Officer

Dated: July 21, 2003